EXHIBIT 10.1

FIRST AMENDMENT TO LEASE

DATED JULY 6, 2012

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made this 17th day of July, 2017, by and between SUSANA PROPERTY CO., a California general partnership (“Lessor”) and UFP TECHNOLOGIES, INC., a Delaware corporation (“UFPT or Lessee”), as assignee from assignor and lessees, Advanced Materials Group, Inc., (“AMG”). Following numerous amendments, Lessor and UFPT entered into a Standard Industrial/Commercial Single-Tenant Lease-Net (the “Lease”) dated July 6, 2012 between Lessor and Lessee (hereinafter jointly referred to as “Parties”). This amendment is made with reference to the following facts:

RECITALS:

A.       Lessor entered into a Lease with AMG whereby Lessor leased to AMG the entire premises (the “Premises”) commonly known as 20211 Susana Road, Compton, California.

B.       On July 2, 2009, AMG and its subsidiary Advanced Materials, Inc. (“AMI”) (collectively the “Debtors”) each commenced a chapter 11 bankruptcy case by filing a voluntary petition with the United States Bankruptcy Court for the Central District of California.

C.       UFPT purchased substantially all of the Debtors’ assets pursuant to a sale under Section 363 of the United States Bankruptcy Code and assumed the Lease executed by AMG and AMI as lessees dated August 2, 1994 and thereafter revised by three subsequent amendments dated on or about November 14, 1999, August 24, 2004 and May 6, 2005.

D.       A Fourth Amendment to Lease was executed by UFPT as Lessee and Lessor on or about August 29, 2009 with a new expiration date of November 14, 2010

E.       A Fifth Amendment to Lease was executed by and between UFPT as Lessee and Lessor on or about April 29, 2010 with a new expiration date of November 14, 2011.

F.        A Sixth Amendment to Lease was executed by and between UFPT as Lessee and Lessor on or about April 14, 2011 with a new expiration date of November 14, 2012.

G.       The Parties hereto, on or about July 6, 2012, executed a new lease with a five year expiration date of November 14, 2017. Said lease provided, among other term and conditions, an Option to further extend the expiration date for five additional years.

H.       UFPT by letter to Lessor dated May 1, 2017 timely exercised its Option as contained in paragraph 52 of the lease referenced in Recital G (above). Subsequent thereto the Parties discussed the FMV (“fair market value”) of the leased premises with the intent to establish the new FMV as of the adjustment date, that is, the lease expiration date (November 14, 2017, see Recital G).

I.       Following a mutual exchange of data, written and oral communications, the Parties made a reasonable determination of the FMV which is now set forth in this “First Amendment to Lease dated July 6, 2012” and set forth in their respective emails. This amendment and the stated FMV therein will become the new “Base Rent” in the Option term and shall be used in calculating further adjustments on the dates stated in paragraph #52 of the Lease.

AGREEMENT:

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, LESSOR AND UFPT AS LESSEE HEREBY AGREE AS FOLLOWS:

1.             The initial termination date of the Lease is extended for an additional five (5) years, that is from November 14, 2017 to November 14, 2022.

2.       The monthly “Base Rent” commencing November 15, 2017 through November 14, 2018 shall be $46,480 and adjusted annually thereafter determined by the calculations each fiscal year on the dates all as provided in Paragraph III of the Option to Extend (paragraph #52 of the Lease).

3.       Lessor and UFPT agree that but for the specific modifications set forth in this Amendment, all the terms and provisions of the Lease, as amended, shall continue and remain in full force and effect. Notwithstanding the foregoing, to the extent any paragraph, provision, or condition of the Lease provides or is intended that its effectiveness or use is predicated or limited to dates or times stated therein or that have lapsed and is not intended to be continuous, shall be deemed to be deleted and not binding on the parties hereto.

4              Lessor and UFPT each represent to the other that the signatories executing this Amendment have the requisite power and authority to execute this First Amendment for and on behalf of each of said parties.

IN WITNESS WHEREOF, Lessor and UFPT have executed this Amendment on the day and year first above written.

SUSANA PROPERTY CO., a

California general partnership

By:	/s/ Thomas Schneider	Dated: July 21, 2017
Thomas Schneider
General & Managing Partner

UFP TECHNOLOGIES, INC., a

Delaware Corporation

By:	/s/ Ron Lataille	Dated: July 17, 2017
Ron Lataille
Chief Financial Officer